UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2018

FRANCESCA’S HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware
001-35239	(State or Other Jurisdiction of Incorporation)	20-8874704
(Commission File Number)		(I.R.S. Employer Identification No.)

8760 Clay Road, Houston, Texas		77080
(Address of Principal Executive Offices)		(Zip Code)

(713) 864-1358

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 25, 2018, Francesca’s Holdings Corporation (the “Company”), as a guarantor, certain of its subsidiaries, as borrowers (the “Borrowers”), and certain of its subsidiaries as guarantors (together with the Company and the Borrowers, the “Loan Parties”), entered into an asset based revolving Credit Agreement (“Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent and the lenders party thereto.

The Credit Agreement provides for revolving commitments of $50.0 million (including up to $10.0 million for letters of credit) and matures on May 25, 2023. The Credit Agreement also contains an increase option permitting the Borrowers, subject to certain requirements, to arrange with lenders for additional revolving commitments for up to an aggregate of $25.0 million.

All obligations of each other Loan Party under the Credit Agreement are unconditionally guaranteed by the Company and each of the Company’s existing and future direct and indirect wholly owned domestic subsidiaries, including the Borrowers. All obligations under the Credit Agreement, and the guarantees of those obligations (as well as banking services obligations and any interest rate hedging or other swap agreements), are secured by substantially all of the assets of the Company and each of the Company’s existing and future direct and indirect wholly owned domestic subsidiaries.

The borrowings under the Credit Agreement bear interest at a rate equal to an applicable margin plus, at the option of the Borrowers, either (a) in the case of base rate borrowings, a rate equal to the highest of (1) the prime rate of JPMorgan Chase Bank, N.A., (2) the federal funds rate plus 1/2 of 1.00%, and (3) LIBOR for an interest period of one month plus 1.00% (subject to a 0.0% LIBOR floor), provided that that the interest rate for base rate borrowings (including the addition of the applicable margin) shall be no less than 1.50% per annum, or (b) in the case of LIBOR borrowings, a rate equal to the LIBOR for the interest period relevant to such borrowing subject to a 0.00% floor. The applicable margin for borrowings under the Credit Agreement ranges from -0.50% to 0.00% per annum with respect to base rate borrowings and from 1.25% to 1.75% per annum with respect to LIBOR borrowings, in each case based upon the achievement of specified levels of a ratio of (i) EBITDAR (as defined in the Credit Agreement) minus unfinanced capital expenditures to (ii) fixed charges (the “Fixed Charge Coverage Ratio”). The Credit Agreement also requires the Borrowers to pay a commitment fee for the unused portion of the revolving facility of 0.20% per annum.

The Credit Agreement contains customary affirmative and negative covenants, including limitations, subject to customary exceptions, on the ability of the Company and its subsidiaries to (i) incur additional debt; (ii) create liens; (iii) make certain investments, acquisitions, loans and advances; (iv) sell assets; (v) pay dividends or make distributions or make other restricted payments; (vi) prepay other indebtedness; (vii) engage in mergers or consolidations; (viii) change the business conducted by the Company and its subsidiaries; (ix) engage in certain transactions with affiliates; (x) enter into agreements that restrict dividends from subsidiaries or the ability of subsidiaries to grant lines upon their assets; and (xi) amend certain charter documents and material agreements governing subordinated and junior indebtedness.

In addition, the Credit Agreement requires the Loan Parties to maintain a minimum Fixed Charge Coverage Ratio of 1.00 to 1.00 during periods when availability (as defined in the Credit Agreement) is less than $6,000,000 (or has recently been less than $6,000,000 as further specified in the Credit Agreement).

The Credit Agreement also contains customary events of default, including: (i) failure to pay principal, interest, fees or other amounts under the Credit Agreement when due taking into account any applicable grace period; (ii) any representation or warranty proving to have been materially incorrect when made or deemed made; (iii) a cross default with respect to other material indebtedness; (iv) bankruptcy and insolvency events; (v) unsatisfied material final judgments; (vi) a “change of control”; (vii) certain defaults under the Employee Retirement Income Security Act of 1974; (viii) the invalidity or impairment of any loan document or any security interest; and (ix) breach of covenants in the Credit Agreement and other loan documents.

The foregoing summary of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On May 25, 2018, concurrent with entering into the Credit Agreement, the existing Second Amended and Restated Credit Agreement (the “Existing Credit Agreement”), dated as of October 13, 2011, among Francesca’s Collections, Inc., as borrower, and its parent company, Francesca’s LLC, a wholly-owned subsidiary of the Company, Royal Bank of Canada, as administrative agent and collateral agent, the other agents party thereto and the lenders referred to therein, terminated. The Existing Credit Agreement provided a $75.0 million revolving credit facility maturing on August 30, 2018. The foregoing summary of the Existing Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Existing Credit Agreement, a copy of which is included as Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on September 4, 2013.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

10.1	Credit Agreement, dated as of May 25, 2018, among Francesca’s Holdings Corporation, its subsidiaries party thereto as Loan Parties, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANCESCA’S HOLDINGS CORPORATION

Date: May 30, 2018	By:	/s/ Kelly M. Dilts
Kelly M. Dilts
Chief Financial Officer